SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 18, 2014

Reynolds American Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street,

Winston-Salem, NC 27101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2014, Reynolds American Inc., referred to as RAI, announced that, commencing October 1, 2014, Debra A. Crew will join R. J. Reynolds Tobacco Company, the largest of RAI’s operating companies and referred to as RJRT, as its President and Chief Commercial Officer. Ms. Crew will succeed Mr. Andrew D. Gilchrist, who has been appointed Executive Vice President of RAI, effective October 1, 2014.

Ms. Crew, age 43, currently serves as President and General Manager, PepsiCo North American Nutrition, for PepsiCo, Inc. (a global food and beverage company), a role she assumed earlier in 2014. She previously served as the President, PepsiCo Americas Beverages from 2012 to 2014, and President, Western Europe Region, PepsiCo Europe from 2010 through 2012. Prior to joining PepsiCo, Ms. Crew was General Manager, Grocery Brands and Petcare U.S. for Mars, Incorporated (a global manufacturer of confectionery, pet food, beverage and other food products) from 2008 to 2010. Prior to joining Mars, she held a number of marketing positions at Nestle S.A. (a global nutrition, health and wellness company) and Kraft Foods, Inc. (a food manufacturing and processing company). Ms. Crew currently serves on the board of directors of Stanley Black & Decker, Inc.

Pursuant to the terms of the offer letter entered into by Ms. Crew with RJRT on September 18, 2014, referred to as the Offer Letter, Ms. Crew will receive the following material compensation and benefits:

•	Annual base salary of $620,000.
•	“Sign-on” bonus of $525,000.
•	Target annual incentive opportunity of 105% of her annual base salary pursuant to the Annual Incentive Award Program under the Reynolds American Inc. Amended and Restated 2009 Omnibus Incentive Compensation Plan, referred to as the Omnibus Plan. For 2014, her annual incentive opportunity will have a prorated target of $162,750.
•	Target long-term incentive opportunity of 300% of her annual base salary pursuant to the Long-Term Incentive Program under the Omnibus Plan. For 2014, her target long-term incentive opportunity will be a grant in the form of performance shares with a prorated target of $1,500,000 (subject to a dividend threshold and performance goals determined by the Compensation and Leadership Development Committee of RAI’s Board). The 2014 performance shares award will vest on March 3, 2017.
•	Retention grant in the form of restricted stock units with a value of $4,300,000. This grant will vest 50% on September 30, 2015 and 50% on September 30, 2018.
•	“Make-whole” grant in the form of restricted stock units with a value of $2,400,000. This grant will vest 50% on September 30, 2015 and 50% on September 30, 2016.
•	Eligibility for the other benefits provided to newly hired executives (including future retirement benefits provided under the 401(k) retirement plan and participation in the executive severance plan).

Ms. Crew will also enter into a customary non-competition and confidentiality agreement and be required to comply with applicable stock ownership guidelines.

The foregoing description of the Offer Letter does not purport to be a complete description of its terms and is qualified in all respects by reference to the complete text of the Offer Letter, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated into this Item 5.02 by reference.

A copy of the press release relating to the appointments of Ms. Crew and Mr. Gilchrist is being furnished as Exhibit 99.1 hereto.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

10.1	Offer Letter, by and between R. J. Reynolds Tobacco Company and Debra A. Crew, entered into September 18, 2014
99.1	Press Release of Reynolds American Inc., dated September 19, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
	Name:	McDara P. Folan, III
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Date: September 19, 2014

INDEX TO EXHIBITS

Number	Exhibit

10.1	Offer Letter, by and between R. J. Reynolds Tobacco Company and Debra A. Crew, entered into September 18, 2014
99.1	Press Release of Reynolds American Inc., dated September 19, 2014